UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2017, Richard J. Hoffman was appointed to serve as Senior Vice President and Chief Accounting Officer of Stericycle, Inc. (the “Company”), effective on or around May 1, 2017.

Mr. Hoffman, age 50, most recently served as an independent advisor for Cushman & Wakefield, a global real estate services firm, a position he held since 2016. In this role, Mr. Hoffman was responsible for system implementations, management reporting, accounting close processes and shared services. From 2010 to 2016, Mr. Hoffman served as Corporate VP, Controller and Chief Accounting Officer for Hospira, Inc., a global pharmaceutical and medical device company.  Rich joined Hospira in 2007 as VP, Corporate Controller and Chief Accounting Officer. Mr. Hoffman has a Bachelor of Science in Accountancy from DePaul University in Chicago and is a Certified Public Accountant in the state of Illinois.

Mr. Hoffman will participate in the Company’s compensation programs on terms consistent with his position as a Senior Vice President of the Company.

There are no arrangements or understandings between Mr. Hoffman and any other persons, pursuant to which he was appointed as Senior Vice President and Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Hoffman and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2017	STERICYCLE, INC.

	By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer